UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As previously disclosed, on September 21, 2016, Carriage Services, Inc. (the “Company”) announced that Mr. David J. DeCarlo resigned from his position as President of the Company and Vice Chairman of the Board of Directors of the Company, effective September 30, 2016.

On September 30, 2016, the Retirement and Release Agreement (the “Release Agreement”) by and between the Company and Mr. DeCarlo became effective. In consideration for the release of claims against the Company provided in the Release Agreement, Mr. DeCarlo will receive an aggregate cash amount of $1,220,000 paid on September 30, 2016. The Release Agreement generally supersedes all prior agreements and arrangements between the Company and Mr. DeCarlo.

The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits. The following are furnished as part of this current report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Retirement and Release Agreement, effective September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: October 3, 2016	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Chief Accounting Officer, Co-Chief Financial Officer and Secretary
(Principal Accounting Officer)